UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

HEARTLAND OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32669
(Commission File Number)

91-1918326
(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6
(Address of principal executive offices and Zip Code)

604.693.0177
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2004, we signed a purchase and sale agreement with Evergreen Resources, Inc. granting our company the right to acquire all of what are known as the “Forest City Basin” assets from Evergreen Resources, Inc. for a purchase price of $22,000,000. The Forest City Basin assets consist of all of Evergreen Resources, Inc.‘s interest in certain oil and gas leases covering an aggregate of approximately 766,000 acres located in the State of Kansas, together with 60 well bores and all surface equipment, gathering and surface facilities and all geological, engineering, land and accounting data and records pertaining to these leases and other assets.

Other than the purchase and sale agreement and other documents executed by our company in connection with the transactions contemplated in the purchase and sale agreement, there is no material relationship between our company and Evergreen Resources, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2004 we completed the previously announced acquisition of the “Forest City Basin” assets from Evergreen Resources, Inc. for a purchase price of $22,000,000. The Forest City Basin assets consist of all of Evergreen Resources, Inc.‘s interest in certain oil and gas leases covering an aggregate of approximately 766,000 acres located in the State of Kansas, together with 60 well bores and all surface equipment, gathering and surface facilities and all geological, engineering, land and accounting data and records pertaining to these leases and other assets.

Other than the purchase and sale agreement and other documents executed by our company in connection with the transactions contemplated in the purchase and sale agreement, there is no material relationship between our company and Evergreen Resources, Inc.

Item 3.02 Unregistered Sales of Equity Securities

Effective September 27, 2004 we entered into subscription agreements with 46 accredited investors, whereby we agreed to issue a total of 23,274,242 shares of our common stock at a purchase price of $1.50 per share for total aggregate proceeds of $34,911,362.50. We will rely on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for issuance of the shares.

We agreed to pay a commission of 6% of the gross proceeds realized from the sale of the securities to C.K. Cooper & Company, which will be split 55% to C.K. Cooper & Company and 45% to Sterne Agee & Leach, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: September 30, 2004

/s/ Richard Coglon
Richard Coglon
President and Director